Exhibit 1.A.(7)(a)

Logo	CHUBB GROUP OF INSURANCE COMPANIES
Surety Department, 15 Mountain View Road, P.O. Box 1615, Warren N.J.
07061-1615
Phone: (908) 903-3485. Facsimile: (908) 903-3656

____________________________________________________________________________

FEDERAL INSURANCE COMPANY

October 11, 2000

Securities and Exchange Commission

Washington, DC 20549

To Whom It May Concern:

This letter will confirm that Federal Insurance Company

has met the requirements of Proviso (1) under Rule 27 (d-2) of the

Investment Company Act of 1940 on a monthly basis throughout our fiscal year in connection with the undertaking executed on behalf of Fidelity Distributors Corporation.

Very Truly Yours,

FEDERAL INSURANCE COMPANY

/s/ Gerardo G. Mauriz

Gerardo G. Mauriz

Vice President

GGM/dms